UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

IAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-3727412
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

555 West 18th Street New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236420-01

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities of IAC Holdings, Inc., a Delaware corporation (the “Company”), to be registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”). The Company Common Stock will be issued upon completion of the separation (the “Separation”) of Match Group, Inc. from IAC/InterActiveCorp (“IAC”), as described in more detail in Amendment No. 1 to the joint Registration Statement on Form S-4 (File No. 333-236420-01) filed by IAC and the Company with the Securities and Exchange Commission on April 28, 2020 (the “Registration Statement”). Upon the completion of the Separation, the name of IAC will be changed to “Match Group, Inc.” and the name of the Company will be changed to “IAC/InterActiveCorp”. The Company Common Stock to be registered hereunder has been approved for listing on The Nasdaq Stock Market LLC under the symbol “IAC”.

COMPANY COMMON STOCK

The description of the Company Common Stock as set forth under the caption “Description of New IAC Capital Stock” in the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated: June 30, 2020

IAC HOLDINGS, INC.

By:	/s/ Gregg Winiarski
Gregg Winiarski
Executive Vice President, General Counsel & Secretary